Exhibit 99.2

ZNOMICS, INC.

EMPLOYMENT AGREEMENT

This Agreement is made by and between Znomics, Inc., a Nevada corporation (the “Company”), and Mark A. Philip, Ph.D. (“Executive”).

1. Duties and Scope of Employment.

(a) Positions; CEO Employment Commencement Date; Duties.  Effective as of the date hereof, the Company shall employ Executive as the President and Chief Executive Officer of the Company reporting to the Board of Directors of the Company (the “Board”).  The period of Executive’s employment hereunder is referred to herein as the “Employment Term.”  During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company as shall reasonably be assigned to him by the Board. So long as Executive remains the President and Chief Executive Officer of the Company, the Company shall nominate Executive to be a member of the Board at each applicable meeting of the shareholders of the Company. If Executive’s employment as President and Chief Executive Officer terminates, if requested by a majority of the Board (excluding Executive), Executive agrees to resign as a member of the Board effective upon such termination.

(b) Obligations.  During the Employment Term, Executive shall devote his full business efforts and time to the Company.  Executive agrees, during the Employment Term, not to actively engage, without the prior approval of the Board, in any other employment, occupation or consulting activity for any direct or indirect remuneration which would give rise to a conflict of interest.  In connection with the execution of this Agreement, Executive has, or will promptly, provide a summary of all outside employment, occupation and consulting activities (whether or not such activities give rise, or would reasonably be expected to give rise, to a conflict of interest) in which Executive is now, and expects to be as of September 1, 2008, engaged.  During the Employment Term, Executive shall notify the Board prior to engaging in any other employment, occupation and consulting activities (whether or not such activities give rise, or would reasonably be expected to give rise, to a conflict of interest).

(c) Employee Benefits.  During the Employment Term, Executive shall be eligible to participate in the employee benefit plans maintained by the Company that are applicable to other senior management to the full extent provided for under those plans.

(d)           Personal and Sick Days.  Executive will be entitled to paid personal or sick days  in accordance with the Company’s vacation policy and to take up to 20 days of paid vacation per year.  The timing and duration of specific vacations will be mutually and reasonably agreed to by the parties hereto.

2. At-Will Employment.  Executive and the Company understand and acknowledge that Executive’s employment with the Company constitutes “at-will” employment.  Subject to the Company’s obligation to provide severance benefits under certain circumstances as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

3. Compensation.

(a) Base Salary.  While employed by the Company, the Company shall pay Executive as compensation for his services a base salary at the annualized rate of Three Hundred Thousand Dollars ($300,000.00) (the “Base Salary”).  Such salary shall be paid periodically in accordance with normal Company payroll practices and schedule and subject to the usual, required withholding.  Executive’s Base Salary shall be reviewed annually by the Board or the compensation committee thereof for possible adjustments in light of Executive’s performance and competitive data.

(b) Target Bonus.  Executive shall be eligible to earn an annual target bonus equal to twenty-five hundred percent (25%) of his Base Salary for the first year (or period defined in an incentive agreement) of the Employment Term and at least thirty percent (30%) of his Base Salary for each year of the Employment Term thereafter (“Target Bonus”).  The actual bonus, if any, Executive will receive may be greater or lesser and will depend upon the extent to which the applicable performance goal(s) specified by the Board (based upon recommendations from the compensation committee thereof and Executive) in its sole discretion are achieved or exceeded.  Any Target Bonus earned pursuant hereto will be paid to Executive not later than six weeks following the end of the year of the Employment Term to which the Target Bonus relates. If the Company adopts a policy to base annual bonuses based on the Company’s fiscal year for all senior management, (i) references in the first three sentences of this Section 3(b) and in Section 4(a)(i) to “year of the Employment Term” shall be deemed to be references to the Company’s fiscal year and (ii) the Target Bonus for the fiscal year in which the Company adopts such policy shall be proportionally increased to account for that portion of the year of the Employment Term for which Executive has not received an actual bonus. Executive’s Target Bonus shall be reviewed annually by the Board or the compensation committee thereof for possible adjustments in light of Executive’s performance and competitive data.

(c) Equity Grants.  Executive will be eligible to participate in the Company’s 2002 Stock Incentive Plan (the “Plan”).  Subject to Board approval, Executive will be granted (i) an option (the “Service Option”) to purchase 500,000 shares of the Company’s Common Stock, and one fifth (1/5th ) of the total number shares subject to the option shall vest on each anniversary of the first day of the Employment Term, subject to Executive being a service provider to the Company on each such date; provided that effective immediately prior to a Change of Control (as defined below), 100% of the Service Option will become fully vested and (ii) an option to purchase 100,000 shares of the Company’s Common Stock, which option shall vest upon satisfactory completion of objectives determined by Executive and the Board prior to the date of grant, subject to Executive continuing to be a service provider to the Company on the date(s) such objectives are met.  In each case, the option will (i) be subject to the terms and conditions of the Plan and (ii) have an exercise price equal to the fair market value of the Company’s Common Stock as of the date of grant, as determined by the Board (it being understood that the date of grant for purposes of these equity incentive grants is currently expected to be September 30, 2008).

4. Severance Benefits.

(a) Involuntary Termination other than for Cause; Voluntary Termination for Good Reason.  If Executive’s employment is terminated (i) involuntarily by the Company other than for Cause or (ii) due to a Voluntary Termination for Good Reason, then, subject to Executive’s entering into and not revoking a standard form of release of claims with the Company and further subject to Executive’s complying with the provisions of Section 7 hereof, the Company shall provide Executive with the following benefits:

(i) Severance Payment.  If such termination occurs (A) prior to the first anniversary of the Employment Term, $300,000 and (B) thereafter, one hundred percent (100%) of the sum of Executive’s Base Salary and the actual bonus paid or payable to Executive in respect of the most recently completed year of the Employment Term, in either case payable in a lump-sum within thirty (30) days following Executive’s termination of employment (subject to delayed payment to avoid additional taxation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)).

(ii) Equity Compensation Accelerated Vesting.  Unless the Service Option is otherwise fully vested, one fifth (1/5) of the Service Option shall automatically be accelerated in full so as to become completely vested.

(iii) Continued Benefits.  The Company will reimburse the health care premiums for Executive and his dependents incurred pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”) for a period of twelve (12) months from the date of such termination, to the extent that Executive is eligible for and timely elects continuation coverage under COBRA (provided that such reimbursement shall terminate upon commencement of new employment by an employer that offers health care coverage to its employees).

(iv) Outplacement Services.  Reimbursement for the reasonable, documented fees and expenses of one mutually-agreed upon outplacement firm which payment shall continue until the earlier of (i) the one year anniversary of the date of termination and (ii) the date upon which Executive accepts employment with another employer.

(b) Voluntary Resignation other than for Good Reason; Termination For Cause.  If Executive’s employment terminates by reason of Executive’s voluntary resignation (and is not a Voluntary Termination for Good Reason), or if Executive is terminated for Cause, then Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans or pursuant to other written agreements with the Company.

(c) Code Section 409A.  Notwithstanding any other provision of this Agreement, if Executive is a “key employee” under Code Section 409A and a delay in making any payment or providing any benefit under this Plan is required to avoid additional taxation under Code Section 409A, such payments or benefits shall not be made or provided until the end of six (6) months following the date of the Employee’s separation from service as required by Code Section 409A.

5. Golden Parachute Excise Taxes.  In the event that the benefits provided for in this Agreement or otherwise constitute “parachute payments” within the meaning of Section 280G of the Code would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), and the aggregate value of such parachute payments, as determined in accordance with Section 280G of the Code and the Treasury Regulations thereunder is less than the product obtained by multiplying 3.59 by Executive’s “base amount” within the meaning of Code Section 280G(b)(3), then such benefits shall be reduced to the extent necessary (but only to that extent) so that no portion of such benefits will be subject to the Excise Tax.  Alternatively, in the event that the benefits provided for in this Agreement or otherwise constitute “parachute payments” within the meaning of Section 280G of the Code, would be subject to the Excise Tax, and the aggregate value of such parachute payments, as determined in accordance with Section 280G of the Code and the Treasury Regulations thereunder is equal to or greater than the product obtained by multiplying 3.59 by Executive’s “base amount” within the meaning of  Code Section 280G(b)(3), then Executive shall receive (i) a payment from the Company sufficient to pay such Excise Tax, plus (ii) an additional payment from the Company sufficient to pay the Excise Tax and federal and state income and employment taxes arising from the payments made by the Company to Executive pursuant to this sentence (together, the “Excise Tax Gross-Up Payment”); provided, however, that the Excise Tax Gross-Up Payment shall be capped at a maximum of one million dollars ($1,000,000).  Executive shall receive such payments no later than the end of Executive’s taxable year following the taxable year in which Executive remitted the applicable taxes.  Unless the Company and Executive otherwise agree in writing, the determination of Executive’s excise tax liability and the amount required to be paid under this section shall be made in writing by a “Big Four” national accounting firm (the “Accountants”).  For purposes of making the calculations required by this section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section.  The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this section.

6. Definition of Terms.  The following terms referred to in this Agreement shall have the following meanings:

(a) Cause.  “Cause” shall mean (i) an act of personal dishonesty taken by Executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of Executive; (ii) Executive being convicted of, or plea of nolo contendere to, a felony; (iii) breach of Executive’s obligations under the first sentence of Section 1(b) hereof or of the Employee Confidential Information and Invention and Assignment Agreement, in form and substance substantially similar to that executed by each of the officers of the Company, to be entered into by and between the Company and Executive (the “Confidential Information Agreement”); (iv) willful material breach of the Company’s written policies; or (v) a willful act by Executive which constitutes gross misconduct and which is, or could reasonably be expected to be, injurious to the Company.

(b) Change of Control.  “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

(c) Voluntary Termination for Good Reason.  “Voluntary Termination for Good Reason” shall mean Executive voluntarily resigns after the occurrence of any of the following:  (i) without Executive’s express written consent, a material reduction of Executive’s duties, title, authority or responsibilities, relative to Executive’s duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Executive of such reduced duties, title, authority or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company’s being acquired and made part of a larger entity (as, for example, when the president of the Company remains a senior executive of a business unit of the combined entity following a Change of Control) shall not by itself constitute grounds for a “Voluntary Termination for Good Reason;” (ii) without Executive’s express written consent, a material reduction, without good business reasons, of the facilities or perquisites (including office space and location) available to Executive immediately prior to such reduction; (iii) a material reduction by the Company in the base salary of Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the aggregate level of employee benefits, including bonuses, to which Executive was entitled immediately prior to such reduction with the result that Executive’s aggregate benefits package is materially reduced (other than a reduction that generally applies to Company employees); (v) the relocation, without Executive’s written consent, of Executive to a facility or a location outside of a 75 mile radius of Portland, Oregon; (vi) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 8 below; or (vii) any act or set of facts or circumstances which would, under Oregon case law or statute constitute a constructive termination of Executive; or (viii) by mutual agreement of the Board and Executive.  In addition, upon any such voluntary termination Executive must provide notice to the Company of the existence of the one or more of the above conditions within ninety (90) days of its initial existence and the Company must be provided at least thirty (30) days to remedy the condition.

7. Non-Solicitation

(a) Non-Solicitation.  Executive agrees and acknowledges that Executive’s right to receive and retain the severance payments and benefits set forth in Section 4 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive’s neither directly nor indirectly soliciting, inducing, recruiting or encouraging an employee of the Company to leave his or her employment either for Executive or for any other entity or person with which or whom Executive has a business relationship for one year after the termination of Executive’s employment with the Company for any reason.

(b) Understanding of Covenant.  Executive represents that he (i) is familiar with the foregoing covenant not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of the covenant.

(c) Remedy for Breach.  Upon any breach of this section by Executive, all severance payments and benefits pursuant to this Agreement shall immediately cease and any stock options, stock appreciation rights or other similar rights then held by Executive shall immediately terminate and be without further force and effect, and Executive shall be required to reimburse the Company any lump-sum severance payment previously paid under Section 4 and the value of any COBRA reimbursements previously paid under Section 4 hereunder.  The Company may also seek to enjoin Executive from any continued breach.

8. Assignment.  This Agreement shall be binding upon and inure to the benefit of (a) the heirs, beneficiaries, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company.  Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes.  As used herein, “successor” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.  None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive.  Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

9. Notices.  All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Company:	Znomics, Inc. 2611 SW 3rd Avenue, Suite 200 Portland, OR 97201 Attn: Chairman of the Board
If to Executive:	Mark A. Philip at the last residential address known by the Company.

10. Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

11. Entire Agreement.  This Agreement, the indemnification agreement in form and substance substantially similar to that executed by each of the executive officers and directors of the Company to be entered into by Executive and the Company, Executive’s equity compensation agreements and the Confidential Information Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive’s employment relationship with the Company.   This Agreement supersedes and replaces in its entirety any prior understanding between the parties hereto. To the extent that the arbitration provisions set forth in this Agreement and the Confidential Information Agreement are in conflict, the arbitration provisions of this Agreement shall govern.

12. Dispute Resolution.

(a) The parties shall first meet to settle any dispute through good faith negotiation or non-binding mediation.  If not settled by good faith negotiation or non-binding mediation between the parties within 30 days from the date one party requests in writing to meet the other party, then to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be finally settled by binding arbitration to be held in Multnomah County, Oregon, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the “Rules”).  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator shall be confidential, final, conclusive and binding on the parties to the arbitration.  Judgment may be entered under a protective order on the arbitrator’s decision in any court having jurisdiction.  The Company shall pay all costs of any mediation or arbitration; provided, however, that each party shall pay its own attorney and advisor fees.

(b) The arbitrator shall apply Oregon law to the merits of any dispute or claim, without reference to rules of conflict of law.  The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.  Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in Oregon for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

(c) Executive understands that nothing in Section 12 modifies Executive’s at-will status.  Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

(d) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 12, WHICH DISCUSSES ARBITRATION.  EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

13. No Oral Modification, Cancellation or Discharge.  This Agreement may only be amended, canceled or discharged in writing signed by Executive and a majority of the Board.

14. Withholding.  The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

15. Expenses.  The Company will reimburse Executive for reasonable, documented, out-of-pocket legal expenses incurred in connection with the preparation and execution of this Agreement, not to exceed $3,000.

16. Governing Law.  This Agreement shall be governed by the laws of the State of Oregon, without reference to the conflicts of law provisions thereof.

17. Effective Date.  This Agreement is effective upon the date it has been executed by both parties.

18. Acknowledgment.  Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement:

Znomics, Inc.

/s/ Dwight A. Sangrey
Dwight A. Sangrey, P.E., Ph.D.
Chairman of the Board

EXECUTIVE

/s/ Mark A. Philip
Mark A. Philip, Ph.D.

Date: August 14, 2008